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       CUSIP No. 028711109                                      Exhibit 1
       -------------------

                                        July 12, 1994





Cabot Corporation
75 State Street
Boston, Massachusetts 02109

Attention: Mr. Robert Rothberg

Ladies and Gentlemen:

        Reference is made to that certain Standstill and Registration Rights Agreement dated as of November 13, 1989 between American Oil And Gas Corporation, a Delaware corporation ("AOG"), and Cabot Corporation, a Delaware Corporation ("Cabot") (the "Standstill Agreement"). Pursuant to Section 8(a) of the Standstill Agreement, AOG hereby terminates the Standstill Agreement upon the effectiveness of the merger of AOG with KNE Acquisition Corporation, a wholly-owned subsidiary of K N Energy, Inc., except that Section 7 of the Standstill Agreement shall remain in full force and effect to the extent the obligations under Section 7 have been assumed by K N Energy, Inc. by letter agreement addressed to you of even date herewith.


                                Very truly yours,

                                AMERICAN OIL AND GAS
                                CORPORATION



                                By: /s/ David M. Carmichael
                                    ---------------------------------
                                    David M. Carmichael, Chairman of the
                                    Board and Chief Executive Officer